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                                                                 EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference of our firm under the caption "Experts" and to the use of our report dated February 19, 1997 related to the consolidated financial statements of Interactive Group, Inc., included in the Joint Proxy/Prospectus of DataWorks Corporation, that is made a part of the Registration Statement (Form S-4) for the registration of shares of its common stock.



                                ERNST & YOUNG LLP



San Diego, California
August 8, 1997